UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 7, 2019

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
On March 7, 2019, Credit Acceptance Corporation (referred to as the “Company,” “we,” “our,” or “us”) issued $400 million aggregate principal amount of 6.625% Senior Notes due 2026 (the “notes”). The notes were issued pursuant to an indenture, dated as of March 7, 2019 (the “Indenture”), among the Company, the Company’s subsidiaries Buyers Vehicle Protection Plan, Inc. and Vehicle Remarketing Services, Inc. (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The description of the Indenture and the notes contained in this report is qualified in its entirety by reference to the complete text of the Indenture (which includes the form of the notes), a copy of which is filed as Exhibit 4.99 to this report and incorporated herein by reference.
The notes mature on March 15, 2026 and bear interest at a rate of 6.625% per annum, computed on the basis of a 360-day year composed of twelve 30-day months and payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2019.
The notes are guaranteed on a senior basis by the Guarantors, which are also guarantors of obligations under the Sixth Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”), by and among the Company, Comerica Bank and the other banks signatory thereto, and Comerica Bank, as administrative agent and collateral agent for the banks. Other existing and future subsidiaries of the Company may become guarantors of the notes in the future. The Indenture provides for a guarantor of the notes to be released from its obligations under its guarantee of the notes under specified circumstances.
The Company may redeem some or all of the notes, at its option, at any time and from time to time on and after March 15, 2022 at a redemption price (expressed as a percentage of the principal amount of the notes to be redeemed) of 103.313%, declining to 101.656% on March 15, 2023 and declining to 100.000% on March 15, 2024, in each case plus accrued and unpaid interest thereon, if any, to but excluding the redemption date. At any time and from time to time prior to March 15, 2022, the Company may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium set forth in the Indenture and accrued and unpaid interest thereon, if any, to but excluding the redemption date. In addition, at any time on or prior to March 15, 2022, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date.
If the Company experiences specified change of control events, the Company must offer to repurchase the notes at an offer price equal to 101% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon, if any, to but excluding the applicable repurchase date. Under specified circumstances, the Indenture requires the Company to use net proceeds from certain dispositions of assets to offer to repurchase notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest thereon, if any, to but excluding the applicable repurchase date.
The Indenture also contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or purchase capital stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) merge, consolidate or sell all or substantially all of their assets; and (vii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.
The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
In connection with the issuance of the notes, the Company and the Guarantors entered into a registration rights agreement, dated March 7, 2019, with a representative on behalf of the initial purchasers of the notes. Under the registration rights agreement, if notes constituting Transfer Restricted Securities (as such term is defined in the registration rights agreement) remain outstanding on the date falling 400 days after the issue date of the notes, the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the notes for new notes having terms substantially identical in all material respects to those of the notes (except the new notes will not contain terms with respect to transfer restrictions and additional interest) or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the notes. The description of the registration rights agreement contained in this report is qualified in its entirety by reference to the complete text of the registration rights agreement, a copy of which is filed as Exhibit 4.100 to this report and incorporated herein by reference.

The notes and the related note guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes or the related note guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The Company intends to use the net proceeds from the offering of the notes for general corporate purposes, which may include repayment of outstanding borrowings, if any, under the Credit Agreement.
Certain of the initial purchasers of the notes and their affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking and other services for us and our affiliates in the ordinary course of business, for which they have received or will receive customary compensation. Affiliates of or entities administered by certain of the initial purchasers are lenders, agents or backup servicers under our revolving secured warehouse facilities. Affiliates of certain of the initial purchasers are lenders and/or agents under the Credit Agreement. In addition, certain initial purchasers and their affiliates are parties to our asset-backed securities transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On March 7, 2019, the Company issued a press release announcing the closing of the offering of the notes. The press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.99	Indenture, dated as of March 7, 2019, among Credit Acceptance Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee.

4.100
Registration Rights Agreement, dated March 7, 2019, among Credit Acceptance Corporation, Buyers Vehicle Protection Plan, Inc., Vehicle Remarketing Services, Inc. and the representative of the initial purchasers of Credit Acceptance Corporation’s 6.625% Senior Notes due 2026.

99.1	Press release dated March 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: March 8, 2019	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer